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                                                                    EXHIBIT 23.1




                        CONSENT OF INDEPENDENT AUDITORS




January 23, 1996


The Board of Directors
Saba Petroleum Company
17512 Von Karman Avenue
Irvine, CA 92714

        RE:  Consent to use Audited Financial Statements as an
             Exhibit to the S-3 Registration Statement


This letter serves as our consent to the inclusion of a copy of the audited financial statements prepared by us of Saba Petroleum Company dated March 21, 1994 for the period ended December 31, 1993.



Jackson & Rhodes P.C.

Dallas, Texas